Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share data)

On January 24, 2022, Griffon Corporation (“Griffon”) completed the acquisition of Hunter Fan Company (“Hunter”), the leading U.S. brand of residential ceiling, commercial, and industrial fans, for a contractual purchase price of $845,000, subject to customary post-closing adjustments. Hunter complements and diversifies Griffon’s portfolio of leading consumer brands and products.

The unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the acquisition by Griffon of Hunter using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, (“ASC 805”). Under the acquisition method, the assets and liabilities of Hunter are generally recorded by Griffon at their respective fair values as of the date the acquisition was completed based upon preliminary valuation using information known and knowable as of the date of this filing.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, is based on the individual historical consolidated balance sheets of Griffon and Hunter and has been prepared to reflect the acquisition as if it had occurred on September 30, 2021, which was Griffon’s 2021 fiscal year end. The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2021, combine the historical results of operations of Griffon and Hunter, and have been prepared to reflect the acquisition as if it had occurred on October 1, 2020, the first day of Griffon’s fiscal year ended September 30, 2021.

Griffon’s 2021 fiscal year ended on September 30, and Hunter’s 2021 fiscal year ended on October 29. As a consequence of Griffon’s and Hunter’s different fiscal years:

•the unaudited pro forma condensed combined balance sheet as of September 30, 2021, combines Griffon’s historical audited consolidated balance sheet as of September 30, 2021, and Hunter’s historical audited consolidated balance sheet as of October 29, 2021, and

•the unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2021, combines Griffon’s historical audited results of operations for the fiscal year ended September 30, 2021, and Hunter’s historical audited results of operations for the fiscal year ended October 29, 2021.

The unaudited pro forma condensed combined financial information set forth below gives the estimated effect to:

•the completion of the Hunter acquisition for a contractual purchase price of $845,000 and

•the additional debt incurred by Griffon to finance the payment of the acquisition consideration and pay certain transaction expenses in connection with the acquisition.

The following unaudited pro forma condensed combined financial statements contained herein are for informational purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Hunter acquisition occurred on the dates indicated. They also may not be useful in predicting, and are not intended to project, the future financial condition and results of operations of the combined company. The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, and do not reflect all the costs, benefits and synergies that may be incurred or realized as a result of the acquisition by Griffon of Hunter. To prepare the unaudited pro forma condensed combined financial information under the acquisition method of accounting, the fair value of Hunter’s assets and liabilities was based on preliminary estimate of fair value as of the date the acquisition was complete. Any excess of the purchase price over the fair value of assets acquired and liabilities assumed was recognized as goodwill. Griffon has not completed the detailed valuation work necessary to finalize the estimated fair values of the Hunter assets acquired and liabilities assumed and the related allocation of purchase price. Consequently, the purchase price allocation included in the unaudited pro forma condensed combined financial information is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed.

The following unaudited pro forma condensed combined financial statements should be read in conjunction with, and are qualified in their entirety by reference to:

•the accompanying notes to the unaudited pro forma condensed combined financial information,

•Griffon’s audited consolidated financial statements and related notes as of and for the year ended September 30, 2021, which are included in Griffon’s annual Report on Form 10-K for the year then ended filed on November 17, 2021, and incorporated by reference into this filing, and

•Hunter’s audited consolidated financial statements and related notes as of and for the year ended October 29, 2021, which are included in this filing.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2021
(in thousands, except per share data)

	Historical
	Griffon	Hunter	Transaction Accounting Adjustments	Note Reference	Financing Adjustments	Note Reference	Pro Forma Combined

Revenue	$2,270,626	$353,753	$—		$—		$2,624,379

Cost of goods and services	1,629,513	215,191	—		—		1,844,704
Gross profit	641,113	138,562	—		—		779,675
Selling, general and administrative expenses	470,530	87,781	10,359	4c	—		569,478
			808	4e	—
Income from continuing operations	170,583	50,781	(11,167)		—		210,197
Other income (expense)
Interest expense	(63,175)	(31,240)	—		2,842	4d	(91,573)
Interest income	440	11	—		—		451
Other, net	3,331	(982)	736	4g	—		3,085
Total other income (expense)	(59,404)	(32,211)	736		2,842		(88,037)
Income before taxes from continuing operations	111,179	18,570	(10,431)		2,842		122,160
Provision (benefit) for income taxes	39,940	4,853	(2,827)	4h	1,168	4h	43,134
Income from continuing operations	$71,239	$13,717	$(7,604)		$1,674		$79,026

Basic earnings per common share:
Income from continuing operations	$1.40						$1.55
Weighted-average shares outstanding	50,830						50,830

Diluted earnings per common share:
Income from continuing operations	$1.33						$1.48
Weighted-average shares outstanding	53,369						53,369

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands)

	Historical
	Griffon	Hunter As Adjusted (Note 2)	Transaction Accounting Adjustments	Note Reference	Financing Adjustments	Note Reference	Pro Forma Combined
CURRENT ASSETS
Cash and equivalents	$248,653	$30,525	$(856,315)	4a	$782,538	4a	$205,401
Accounts receivable, net of allowances	294,804	43,968	—		—		338,772
Inventories	472,794	83,292	5,401	3c	—		561,487
Prepaid and other current assets	76,009	9,174	4,850	4e	—		90,033
Assets of discontinued operations held for sale	273,414	—	—		—		273,414
Assets of discontinued operations	605	—	—		—		605
Total Current Assets	1,366,279	166,959	(846,064)		782,538		1,469,712
PROPERTY, PLANT AND EQUIPMENT, net	292,622	15,990	—		—		308,612
OPERATING LEASE RIGHT-OF-USE ASSETS	144,598	—	12,430	4f	—		157,028
GOODWILL	426,148	102,711	(102,711)	3b	—		685,893
			259,745	3g	—
INTANGIBLE ASSETS, net	350,025	11,461	(11,461)	3b	—		956,025
			606,000	3d	—
OTHER ASSETS	21,589	4,549	(1,700)	3b	—		24,438
ASSETS OF DISCONTINUED OPERATIONS	3,424	198	(198)	3b	—		3,424
Total Assets	$2,604,685	$301,868	$(83,959)		$782,538		$3,605,132

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$12,486	$4,250	$(4,250)	3b	$—		$12,486
Accounts payable	260,140	25,462	—		—		285,602
Accrued liabilities	145,101	16,521	(390)	3e	—		161,232
Current portion of operating lease liabilities	29,881	—	3,292	4f	—		33,173
Liabilities of discontinued operations held for sale	80,748	—	—		—		80,748
Liabilities of discontinued operations	3,280	307	—		—		3,587
Total Current Liabilities	531,636	46,540	(1,348)		—		576,828

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

GRIFFON CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands)

	Historical
	Griffon	Hunter As Adjusted (Note 2)	Transaction Accounting Adjustments	Note Reference	Financing Adjustments	Note Reference	Pro Forma Combined

LONG-TERM DEBT, net	1,033,197	411,469	(411,469)	3b	782,538	4b	1,815,735

LONG-TERM OPERATING LEASE LIABILITIES	119,315	—	9,138	4f	—		128,453
OTHER LIABILITIES	109,585	7,381	(6,149)	3e	—		272,817
			162,000	3f	—
LIABILITIES OF DISCONTINUED OPERATIONS	3,794	347	—		—		4,141
Total Liabilities	1,797,527	465,737	(247,828)		782,538		2,797,974
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	807,158	(163,869)	163,869	3a	—		807,158
Total Liabilities and Shareholders’ Equity	$2,604,685	$301,868	$(83,959)		$782,538		$3,605,132

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)

NOTE 1 — DESCRIPTION OF HUNTER ACQUISITION

On January 24, 2022, Griffon acquired Hunter Fan Company (“Hunter”), a market leader in residential ceiling, commercial, and industrial fans, for a contractual purchase price of $845,000, subject to customary post-closing adjustments. Hunter will be part of Griffon's Consumer and Professional Products (CPP) segment as it complements and diversifies Griffon’s portfolio of leading consumer brands and products. The acquisition of Hunter was financed with a new $800,000 seven year Term Loan B facility; and a combination of cash on hand and revolver borrowings under Griffon's revolving credit facility ("Credit Agreement") was used to fund the balance of the purchase price and related acquisition and debt expenditures.

On January 24, 2022, in connection with the Hunter acquisition, Griffon amended and restated the Credit Agreement to provide for the new $800,000 seven year Term Loan B facility with initial pricing of the Secured Overnight Financing Rate ("SOFR") floor of 50 basis points plus a spread of 275 basis points, for a total interest rate of 325 basis points. The Original Issue Discount ("OID") was 99.75%. Additionally, there are “step-down” features for the rate tied to achieving lower leverage ratio levels. The Term Loan B facility requires quarterly payments equal to 0.25% of the outstanding principal amount, with a balloon payment due at maturity. Term Loan B borrowings may generally be repaid without penalty but may not be reborrowed. The Term Loan B facility is subject to the same affirmative and negative covenants that apply to the revolving credit facility, but is not subject to any financial maintenance tests. Term Loan B borrowings are secured by the same collateral package as borrowings under the revolving credit facility.

NOTE 2 – BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effects of the acquisition by Griffon of Hunter using the acquisition method of accounting in accordance with ASC 805. Under the acquisition method, the assets and liabilities of Hunter are generally recorded by Griffon at their respective fair values as of the date the acquisition was completed based upon preliminary valuation using information known and knowable as of the date of this filing. The unaudited pro forma condensed combined balance sheet as of September 30, 2021, is based on the individual historical consolidated balance sheets of Griffon and Hunter and has been prepared to reflect the acquisition as if it had occurred on September 30, 2021, which was Griffon’s 2021 fiscal year end. The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2021, combine the historical results of operations of Griffon and Hunter, and have been prepared to reflect the acquisition as if it had occurred on October 1, 2020, the first day of Griffon’s fiscal year ended September 30, 2021.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the acquisition, including, but not limited to, certain costs, benefits and synergies that may be incurred or realized in connection with the acquisition. The unaudited pro forma condensed combined financial statements are for informational purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Hunter acquisition occurred on the dates indicated.

To prepare the unaudited pro forma condensed combined financial information under the acquisition method of accounting, the fair value of Hunter’s assets and liabilities was based on preliminary estimate of fair value as of the date the acquisition was completed . Any excess of the purchase price over the fair value of assets acquired and liabilities assumed was recognized as goodwill. As of the date of this filing of the Current Report on Form 8-K/A with which this Exhibit 99.2 is filed, Griffon has not completed the detailed valuation work necessary to finalize the estimated fair values of the Hunter assets acquired and liabilities assumed and the related allocation of purchase price. Consequently, the purchase price allocation included in the unaudited pro forma condensed combined financial statements is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. Financial statements and reported results of operations of Griffon for periods following completion of the acquisition may reflect different values, and the related depreciation and amortization thereof, after Griffon completes the process of estimating the fair value of the assets acquired and liabilities assumed.

As of the date of this filing of the Current Report on Form 8-K/A with which this exhibit 99.2 is filed, Griffon has not identified any differences in accounting policies that would have a material impact on the condensed combined financial statements.

Certain amounts from Hunter’s historical balance sheet data were reclassified to conform their presentation to that of Griffon as presented below.

	Hunter Historical	Reclassification Adjustments	Hunter Historical Adjusted
CURRENT ASSETS
Cash and equivalents	$30,525	$—	$30,525
Accounts receivable, net of allowances	52,520	(8,552)	43,968
Inventories	83,292	—	83,292
Prepaid and other current assets	9,174	—	9,174
Total Current Assets	175,511	(8,552)	166,959
PROPERTY, PLANT AND EQUIPMENT, net	15,990	—	15,990
GOODWILL	102,711	—	102,711
			—
INTANGIBLE ASSETS, net	11,461	—	11,461
			—
OTHER ASSETS	4,549	—	4,549
ASSETS OF DISCONTINUED OPERATIONS	198	—	198
Total Assets	$310,420	$(8,552)	$301,868

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$4,250	$—	$4,250
Accounts payable	25,462	—	25,462
Accrued liabilities	25,073	(8,552)	16,521
Liabilities of discontinued operations	307	—	307
Total Current Liabilities	55,092	(8,552)	46,540
LONG-TERM DEBT, net	411,469	—	411,469

OTHER LIABILITIES	7,381	—	7,381

LIABILITIES OF DISCONTINUED OPERATIONS	347	—	347
Total Liabilities	474,289	(8,552)	465,737
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity	(163,869)	—	(163,869)
Total Liabilities and Shareholders’ Equity	$310,420	$(8,552)	$301,868

NOTE 3 – CONSIDERATION TRANSFERRED AND PRELIMINARY PURCHASE PRICE
ALLOCATION

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the estimated fair values of Hunter’s identifiable assets acquired and liabilities assumed, and the excess of the consideration over these fair values is recorded as goodwill. The preliminary purchase piece allocation was based on preliminary valuation work. Griffon has not completed the detailed valuation work necessary to finalize the required estimated fair values of the Hunter assets to be acquired and liabilities to be assumed and the related allocation of purchase price. The consideration transferred and preliminary fair value of Hunter’s assets acquired and liabilities assumed as if the acquisition occurred on September 30, 2021 are provided below.

Amount
Contractual purchase price	$845,000
Supplemental employee retirement plan payout	6,799
Funded indebtedness	(334)
Total consideration transferred	$851,465

	Note	Amount

Recognized amounts of identifiable assets acquired and liabilities assumed:

Net book value of assets acquired as of October 29, 2021	a	$(163,869)
Elimination of pre-existing goodwill, intangible assets, deferred income taxes and long-term debt	b	299,649
Adjusted net book value of assets acquired		135,780

Increase in inventory to fair value	c	5,401
Identifiable intangible assets at fair value	d	606,000
Decrease in defined benefit plans liabilities	e	6,539
Increase in other liabilities	f	(162,000)
Goodwill	g	259,745
Net assets acquired at fair value		$851,465

a.Reflects the historical book value of assets acquired from MidOcean Partners. The unaudited pro forma condensed combined balance sheet reflects the elimination of Hunter's historical Shareholders' equity as part of purchase accounting.

b.Reflects the elimination of certain previously recorded assets and liabilities by Hunter as part of purchase accounting. The historical book value of these assets and liabilities was as follows:

Amount
Goodwill	$(102,711)
Intangible assets	(11,461)
Deferred tax assets, net	(1,700)
Deferred tax assets, net - discontinued operations	(198)
Notes payable and current portion of long-term debt	4,250
Long-term debt	411,469
Net eliminations	$299,649

c.Reflects the increase of Hunter's inventory to fair value based on preliminary valuation.

d.Estimated identifiable intangible assets acquired consist of the following:

Amount
Definite-lived Intangibles - Customer relationships	$250,000
Indefinite-lived Intangibles - Brands	356,000
Estimated fair value of identifiable intangible assets	$606,000

e.Reflects the decrease related to the termination of the Supplemental Executive Pension Plan upon the acquisition of Hunter.

f.Reflects the increase in deferred taxes and other liabilities based on preliminary valuation.

g.Goodwill is calculated as the difference between the fair value of the consideration transferred and the values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed.

NOTE 4 – TRANSACTION ACCOUNTING and FINANCING ADJUSTMENTS

a.Represents the impact to cash consisting of the following:

September 30, 2021
Proceeds for Term Loan B, net of issuance costs	$782,538
Contractual purchase price	(845,000)
Supplemental employee retirement plan payout	(6,799)
Prepaid insurance	(4,850)
Funded indebtedness	334
Total change in cash	$(73,777)

b.To adjust for the principal received, less estimated financing costs in connection with the new $800,000 seven year Term Loan B facility used to finance the Hunter acquisition as detailed below.

September 30, 2021
Proceeds from Term Loan B	$800,000
Debt issuance costs	(17,462)
Total change in debt	$782,538

c.To adjust for the net increase in amortization expense attributable to the estimated fair value of acquired identified definite-lived intangible assets and the elimination of historical amortization expense recognized by Hunter for the fiscal year ended October 29, 2021 as follows:

		Weighted
		Average
		Useful Life	Amortization
	Fair Value	(Years)	Expense

Definite-lived intangibles - customer relationships	$250,000	20	$12,500
Less: Historical Hunter amortization			(2,141)
Net adjustment to amortization expense			$10,359

d.Represents the net decrease in interest expense in connection with the acquisition of Hunter related to proceeds from the Term Loan B facility and the elimination of historical interest expense recognized by Hunter for the fiscal year ended October 29, 2021 as detailed below.

Fiscal Year 2021
Interest expense on New Term Loan B Facility	$(25,903)
Amortization of debt issuance costs	(2,495)
Elimination of Hunter's interest expense	31,240
Net adjustment to interest expense	$2,842

e.To adjust for the net increase in acquisition-related prepaid insurance and amortization expense, as follows:

Amount
Representations & Warranty Insurance	$4,704
Underwriting Fee	65
Directors & Officer Tail Insurance	81
Total prepaid insurance	$4,850
Term (years)	6
Amortization	$808

f.Hunter, as a non-public company, was not required to adopt ASU 2016-02, Leases (ASC 842) as of October 29, 2021. ASC 842 requires a lessee to recognize on the balance sheet the assets and liabilities for the rights and obligations created by leases with a term of more than twelve months. Amounts reflect the estimated impact of adopting ASC 842 as of October 1, 2020, the first day of Griffon’s fiscal year ended September 30, 2021.

g.To eliminate amortization of net actuarial (gains) losses related to Hunter’s pension and postretirement benefit plans as part of purchase accounting, and net periodic benefit cost in connection with the termination of Hunter’s Supplemental Executive Retirement Plan.

h.Represents the income tax impact of the pro forma adjustments, using federal and state statutory tax rate, to both Griffon’s and Hunter’s historical results of operations. As a result, the combined statutory tax rate used to tax effect the pro forma adjustments was approximately 21.9% for the fiscal year ended September 30, 2021. The effective tax rate does not represent the combined company’s effective tax rate nor do the tax accounts in the balance sheet represent the combined company’s tax position. The combined company’s effective tax rate and tax position could be significantly different (either higher or lower) depending on post-acquisition activities, including tax planning opportunities, cash repatriation decisions and geographic mix of income.